As filed with the Securities and Exchange Commission on August 31, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SUMMER INFANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1994619
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1275 Park East Drive

Woonsocket, Rhode Island 02895

(Address of Principal Executive Offices) (Zip Code)

Summer Infant, Inc. 2012 Incentive Compensation Plan, as amended

(Full title of the plan)

William E. Mote, Jr.
Chief Financial Officer
c/o Summer Infant, Inc.
1275 Park East Drive

Woonsocket, Rhode Island 02895

(Name and address of agent for service)

(401) 671-6550

(Telephone number, including area code, of agent for service)

Copies to:

Elizabeth W. Fraser, Esq.
Greenberg Traurig, LLP
One International Place
Boston, MA 02110
Telephone: (617) 310-6237

Facsimile: (617) 310-6001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share:
- 2012 Incentive Compensation Plan (issued)	255,599	(2)	$2.75	(3)	$702,897.25	$81.68
- 2012 Incentive Compensation Plan (available)	944,401	(4)	$1.72	(5)	$1,624,369.72	$188.75
Total	1,200,000				$2,327,266.97	$270.43

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s Common Stock that become issuable under the Summer Infant, Inc. 2012 Incentive Compensation Plan, as amended (the “2012 Plan”), by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s Common Stock.

(2)         Represents shares of Common Stock subject to stock options under the 2012 Plan that are outstanding as of the date this registration statement is being filed.

(3)         Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of outstanding stock awards granted pursuant to the 2012 Plan.

(4)         Represents shares of Common Stock, available for grant under the 2012 Plan as of the date this registration statement is being filed.

(5)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) of the Securities Act using the average of the high and low sales prices of the registrant’s Common Stock as reported on The NASDAQ Capital Market on August 26, 2015.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement (this “Registration Statement”) is being filed to register an additional 1,200,000 shares of the registrant’s common stock which may be offered or sold from time to time pursuant to the registrant’s 2012 Incentive Compensation Plan, as amended (the “2012 Plan”).  Pursuant to General Instruction E of Form S-8, the registrant hereby incorporates by reference the contents of the registrant’s Registration Statement on Form S-8 (File No. 333-191405), which was filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2013, covering the registration of 500,000 shares under the 2012 Plan, except for Items 3 and 8 which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)                                 The registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 filed with the Commission on March 4, 2015, as amended on May 1, 2015;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 3, 2015; and

(c)                                  The description of the registrant’s Common Stock contained in the registrant’s Registration Statement on Form 8-A filed with the Commission on March 6, 2007, including any amendment or report filed for the purposes of updating such description.

In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.  Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woonsocket, State of Rhode Island, on this 31st day of August, 2015.

SUMMER INFANT, INC.

By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Mote, Jr. and Robert Stebenne as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert Stebenne	Chief Executive Officer and Director	August 31, 2015
Robert Stebenne	(Principal Executive Officer)

/s/ William E.Mote, Jr.	Chief Financial Officer	August 31, 2015
William E. Mote, Jr.	(Principal Financial and Accounting Officer)

/s/ Dan Almagor	Chairman of the Board	August 31, 2015
Dan Almagor

/s/ Martin Fogelman	Director	August 31, 2015
Martin Fogelman

/s/ Robin Marino	Director	August 31, 2015
Robin Marino

/s/ Alan Mustacchi	Director	August 31, 2015
Alan Mustacchi

/s/ Derial Sanders	Director	August 31, 2015
Derial Sanders

/s/ Richard Wenz	Director	August 31, 2015
Richard Wenz

/s/ Stephen J. Zelkowicz	Director	August 31, 2015
Stephen J. Zelkowicz

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Greenberg Traurig, LLP

10.1

Summer Infant, Inc. 2012 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 5, 2015)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on signature page to this registration statement)